EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use of our reports dated January 16, 2002, included in the Annual Report on Form 10-K of Continental Airlines, Inc. (the "Company") for the year ended December 31, 2001, with respect to the consolidated financial statements, as amended, and schedule included in this Form 10-K/A-1 and to the incorporation by reference of our reports into the following:

  the Company's Registration Statements on Form S-8 (Nos. 33-81324, 33-60009 and 333-06993) relating to the Company's 1994 Incentive Equity Plan;

  the Company's Registration Statement on Form S-8 (No. 333- 23165) relating to the Company's 1997 Stock Incentive Plan;

  the Company's Registration Statement on Form S-8 (No. 333- 57297) relating to the Company's 1998 Stock Incentive Plan;

  the Company's Registration Statement on Form S-8 (333-39762) relating to the Company's Incentive Plan 2000;

  the Company's Registration Statements on Form S-8 (Nos. 33-81326 and 33-59995) relating to the Company's 1994 Restricted Stock Grant;

  the Company's Registration Statements on Form S-8 (Nos. 333-16723 and 333-71796) relating to the Company's 1997 Employee Stock Purchase Plan;

  the Company's Registration Statement on Form S-8 (No. 33-81328) relating to the Company's 1994 Employee Stock Purchase Plan;

  the Company's Registration Statement on Form S-8 (No. 333-68233) relating to the Company's Deferred Compensation Plan;

  the Company's Registration Statement on Form S-8 (No. 333-50938) relating to the Company's Supplemental Savings Plan for Management Pilots;

  the Registration Statement on Form S-4 (No. 333-60409) relating to the 8-1/8% Senior Notes issued by Calair Capital Corporation and guaranteed by the Company;

  the Company's Registration Statement on Form S-3 (No. 333-09739) relating to Warrants, Class A Common Stock and Class B Common Stock and sales by certain Selling Securityholders and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-31285) relating to the Company's Pass Through Certificates for $250,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-67886) relating to the Company's Pass Through Certificates for $1,800,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-79827) relating to the Company's Debt Securities (Debt Shelf) and the related Prospectus; and

  the Company's Registration Statement on Form S-3 (No. 333-71906) relating to $500,000,000 of the Company's Debt Securities, Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Junior Subordinated Trust Debentures and Guarantee of Trust Securities and Trust Preferred Securities of Continental Airlines Finance Trust III and the related Prospectus.

Ernst & Young LLP

Houston, Texas

February 28, 2002